AGREEMENT AND PLAN OF MERGER




                                  by and among




                         WORLDPORT COMMUNICATIONS, INC.
                             a Delaware corporation,




                          WORLDPORT ACQUISITIONS, INC.
                             a Delaware corporation,



                            THE WALLACE WADE COMPANY
                              a Texas corporation ,


                                       and



                                 JOHN W. DALTON
         an individual and sole shareholder of The Wallace Wade Company


DATED: April 20, 1997


                                TABLE OF CONTENTS


         1.       THE MERGER......................................................................................1
                           (a)      Merger........................................................................1
                           (b)      Effective Time................................................................2
                           (c)      Certificate of Incorporation and Bylaws; Directors and Officers of
                                    Surviving Corporation.........................................................2
                           (d)      Conversion of Securities......................................................2
                           (e)      Cash and Note Payment.........................................................2
                           (f)      Delivery of Certificates of WorldPort Common Stock Into Escrow and
                                    Conditions of Distribution....................................................2

         2.       REPRESENTATIONS AND WARRANTIES OF THE WWC
                  SHAREHOLDER.....................................................................................4
                           (a)      Ownership of Shares...........................................................4
                           (b)      No Transfer of WorldPort Shares...............................................4
                           (c)      No Transfer of WWC's Shares...................................................4
                           (d)      Authority.....................................................................4
                           (e)      Compliance with Law...........................................................4
                           (f)      No Litigation.................................................................4
                           (g)      Solvency......................................................................4
                           (h)      No Material Misstatements.....................................................5
                           (i)      Securities Laws of Compliance.................................................5

         3.       REPRESENTATIONS AND WARRANTIES OF WWC...........................................................6
                           (a)      Capitalization................................................................6
                           (b)      Organization..................................................................6
                           (c)      Authority.....................................................................6
                           (d)      Financial Statements..........................................................7
                           (e)      Subsidiaries..................................................................7
                           (f)      Legal Proceedings.............................................................7
                           (g)      Tax Returns...................................................................7
                           (h)      Assets........................................................................7
                           (i)      Conduct of Business...........................................................8
                           (j)      Accounts Receivable...........................................................8
                           (k)      Contracts.....................................................................8
                           (l)      Contracts under Negotiation...................................................9
                           (m)      Employment and Other Contracts................................................9
                           (n)      ERISA.........................................................................9
                           (o)      Employee Matters..............................................................9
                           (p)      Labor Practices..............................................................10
                           (q)      Real Property Ownership and Lease Obligations................................10
                           (r)      Investment Company Act; Etc..................................................10
                           (s)      Title........................................................................11
                           (t)      Ownership of Proprietary Rights..............................................11
                           (u)      Plans........................................................................11
                           (v)      Permits; Authorizations......................................................11
                           (w)      Other Obligations............................................................12


                                        i




                           (x)      Approvals....................................................................12
                           (y)      Untrue Statements............................................................12
                           (z)      Availability of Documents....................................................12

         4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF  ACQUISITIONS, INC...............................12
                           (a)      Organization, Standing and Qualification.....................................13
                           (b)      Authority....................................................................13
                           (c)      Compliance with Law..........................................................13

         5.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                  OF WORLDPORT...................................................................................13
                           (a)      Capitalization...............................................................13
                           (b)      Organization.................................................................13
                           (c)      Authority....................................................................13
                           (d)      Legal Proceedings............................................................14
                           (e)      Tax Returns..................................................................14
                           (f)      SEC Filings..................................................................14
                           (g)      Assets.......................................................................14
                           (h)      Conduct of Business..........................................................15
                           (i)      Contracts....................................................................15
                           (j)      Employment and Other Contracts...............................................15
                           (k)      ERISA........................................................................16
                           (l)      Labor Practices..............................................................16
                           (m)      Real Property Ownership and Lease Obligations................................16
                           (n)      Investment Company Act; Etc..................................................16
                           (o)      Environmental Permits........................................................16
                           (p)      Approvals....................................................................17
                           (q)      Untrue Statements............................................................17
                           (r)      Title........................................................................17
                           (s)      Compliance with Law..........................................................17
                           (t)      Capitalization of the WorldPort..............................................17
                           (u)      Subsidiaries.................................................................17
                           (v)      Plans........................................................................17
                           (w)      Permits; Authorizations......................................................17
                           (x)      Offering.....................................................................18
                           (y)      Availability of Documents....................................................18

         6.       THE CLOSING....................................................................................18
                           (a)      Closing......................................................................18

         7.       AGREEMENTS PENDING CLOSING.....................................................................18
                           (a)      Agreements of The WWC Shareholder and WWC
                                    Pending the Closing..........................................................18
                           (b)      Agreements of WorldPort Pending the Closing..................................20




                                       ii




         8.       CONDITIONS PRECEDENT TO THE CLOSING............................................................21
                           (a)      Conditions Precedent to WorldPort's Obligations..............................21
                           (b)      Conditions Precedent to the Obligations of WWC and
                                    The WWC Shareholder..........................................................23

         9.       OTHER MATTERS..................................................................................24
                           (a)      Piggyback and Demand Registration Rights.....................................25
                           (b)      "Market Stand-Off" Agreement.................................................25
                           (c)      Substitution of WorldPort Into Any WWC Agreement.............................25

         10.      INDEMNIFICATION................................................................................25
                           (a)      General Indemnification Obligation of WWC and The
                                    WWC Shareholder..............................................................25
                           (b)      General Indemnification Obligation of WorldPort..............................26
                           (c)      Limitation of Indemnity......................................................26
                           (d)      Method of Asserting Claims, Etc..............................................27
                           (e)      Payment......................................................................28

         11.      TERMINATION AND AMENDMENT......................................................................28
                           (a)      Termination..................................................................28
                           (b)      Waiver.......................................................................29

         12.      MISCELLANEOUS..................................................................................29
                           (a)      Brokers......................................................................29
                           (b)      Expenses.....................................................................29
                           (c)      Survival.....................................................................29
                           (d)      Severability.................................................................29
                           (e)      Notices......................................................................29
                           (f)      Entire Agreement.............................................................30
                           (g)      Binding Effect...............................................................30
                           (h)      Governing Law................................................................30
                           (i)      Press Releases...............................................................30
                           (j)      Assignment...................................................................31
                           (k)      Disclosure Schedule..........................................................31
                           (l)      Counterparts; Headings.......................................................31
                           (m)      Dispute Resolution...........................................................31

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is effective as of the 20th day of April, 1997, by and among WorldPort Communications, Inc., a Delaware corporation ("WorldPort"), WorldPort Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of WorldPort ("Acquisitions, Inc."), The Wallace Wade Company a Texas corporation ("WWC"), and the sole shareholder of WWC, John
W. Dalton (the "WWC Shareholder").


                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of WorldPort, Acquisitions, Inc. and WWC have approved and adopted this Agreement (or with respect to Acquisitions, Inc., will have approved and adopted this Agreement prior to Closing (as hereafter defined)) providing for the merger of WWC into Acquisitions, Inc. (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of WWC Capital Stock (the "WWC Shares") will be converted into shares of WorldPort Common Stock, par value $.0001 per share, (the "WorldPort Common Stock");

         WHEREAS, WWC is a telecommunications marketing and consulting firm which produces and implements marketing strategies for clients ranging from small companies to large corporate clients;

         WHEREAS, the WWC Shareholder, as the sole shareholder of WWC, has approved and adopted this Agreement;

         WHEREAS, WorldPort, as the sole shareholder of Acquisitions, Inc., has approved and adopted this Agreement;

         WHEREAS, for income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, WorldPort, Acquisitions, Inc., WWC, and the WWC Shareholder desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties and agreements herein contained, the parties agree as follows:

         1.       THE MERGER.

                  (a) Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "Act"), WWC shall be merged with and into Acquisitions, Inc. at the Effective Time (as defined below). Following the Merger, the separate corporate existence of WWC shall cease and Acquisition, Inc.

         shall  continue   as   the   surviving  corporation   (the   "Surviving
         Corporation") and shall succeed to and assume all the rights and obligations of WWC in accordance with the Act.

                  (b) Effective Time. The Merger shall become effective when (i) the Certificate of Merger executed in accordance with the relevant provisions of the Act, is filed with the Division of Corporation in the Department of State of the State of Delaware and (ii) when the Articles of Merger executed in accordance with the relevant provisions of the Texas Business Corporation Act, are filed with the Secretary of State of the State of Texas (the "Effective Time").

                  (c) Certificate of Incorporation and Bylaws; Directors and Officers of Surviving Corporation.

                           (i) The  Certificate of  Incorporation  and Bylaws of
                  Acquisitions, Inc., as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                           (ii) The directors of Acquisitions, Inc. at the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified. The officers of Acquisitions, Inc. at the Effective Time shall be the initial officers of the Surviving Corporation.

                  (d) Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of the WWC Shareholder and subject to the provisions of Section 1(f) hereof, all WWC Shares issued and outstanding immediately prior to the Effective Time shall be converted into 1,400,000 shares of validly issued, fully paid and nonassessable shares of WorldPort Common Stock. All WWC Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a stock certificate representing any WWC Shares shall cease to have any rights with respect thereto, except the right to receive WorldPort Common Stock and the Cash and Note Payment described below, and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such stock certificate.

                  (e) Cash and Note Payment. In addition to receipt of the WorldPort Common Stock as described herein, the WWC Shareholder shall also receive a cash payment in the total aggregate amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) payable as follows: (i) $75,000 to be delivered at Closing (as defined in Section 6) in the form of a corporate check payable to the WWC Shareholder and (ii) $175,000 pursuant to the terms of the promissory note (the "Note") attached hereto as Exhibit B and incorporated herein by reference (the "Cash and Note Payment").

                  (f) Delivery of Certificates of WorldPort Common Stock Into Escrow and Conditions of Distribution. As soon as practicable after the Effective Time, WorldPort shall prepare for the benefit of the WWC Shareholder a certificate or certificates representing 1,400,000 shares of WorldPort Common Stock. WorldPort shall deliver the 1,400,000 shares of WorldPort Common Stock to OTC Stock Transfer, Inc. as escrow agent (the "Escrow Agent") at Closing, to be held in escrow and released to the WWC Shareholder upon the occurrence of certain conditions and performance objectives as set forth below and in the Escrow Agreement attached hereto as Exhibit C and incorporated herein by reference (the "Escrow Agreement"):

                           (i) WWC Financial Statements.  As soon as practicable
                  after the Closing,  but in any event not later than forty five
                  (45) days after the Closing, the WWC Shareholder will deliver to WorldPort audited financial statements of WWC for the years ending March 31, 1996 and 1997, together with the notes thereto (the "WWC Financial Statements"), audited by Arthur Andersen LLP ("Arthur Andersen"). Upon delivery to WorldPort of the WWC Financial Statements the Escrow Agent shall deliver to the WWC Shareholder a certificate or certificates representing 500,000 shares of WorldPort Common Stock. In the event the WWC Financial Statements are not delivered to WorldPort within forty five (45) days after the Closing, the Escrow Agent shall return 500,000 shares of the WorldPort Common Stock to WorldPort for cancellation.

                                    (1)  Expenses.  The  fees  and  expenses  of
                           Arthur Andersen in connection with the audit of the WWC Financial Statements shall be borne one-third (1/3) by the WWC Shareholder and two-thirds (2/3)by WorldPort.

                           (ii) Business Relationship  Agreement.  Upon delivery
                  to WorldPort of a binding, executed agreement establishing a formal business relationship, acceptable to WorldPort, between Acquisitions, Inc. (or WorldPort) and an international telecommunications network operator that provides customers with voice and data services such as managed data network services, virtual private networks, electronic commerce, transaction processing transmission, VSAT, X.25, and frame delay ("Business Relationship Entity"), including, but not limited to, those entities set forth in the disclosure schedule attached as Exhibit E hereto (the "Disclosure Schedule"), the Escrow Agent shall deliver to the WWC Shareholder a certificate or certificates representing 700,000 shares of WorldPort Common Stock. In the event that WorldPort does not enter into an acceptable business relationship with a Business Relationship Entity by December 31, 1997, the Escrow Agent shall return 700,000 shares of WorldPort Common Stock to WorldPort for cancellation.

                           (iii) New  Business  Development.  Upon  delivery  to
                  WorldPort of a binding executed agreement(s) establishing formal business relationships, acceptable to WorldPort, between Acquisitions, Inc. (or WorldPort) and one or more debit card/pre- paid calling card distribution networks, or one or more long distance carriers or resellers, that results in commitments to WorldPort of (a) consolidated gross revenues in excess of $700,000 per month or (b) gross margins of $50,000 per month, the Escrow Agent shall deliver to the WWC Shareholder a certificate or certificates representing 200,000 shares of WorldPort Common Stock. In the event a formal business relationship which is approved and acceptable to WorldPort's Board of Directors, with one or more debit card/pre-paid calling card distribution networks, or one or more long distance service carriers or resellers, as described above is not entered into by December 31, 1997, the Escrow Agent shall return 200,000 shares of WorldPort Common Stock to WorldPort for cancellation.

         2.       REPRESENTATIONS AND WARRANTIES OF THE WWC SHAREHOLDER.
To induce WorldPort and Acquisitions, Inc. to enter into this Agreement, the WWC Shareholder represents and warrants to WorldPort and Acquisitions, Inc. that the following statements are true, correct and complete as of the date hereof, and will be true, correct and complete as of the date of Closing.

                  (a) Ownership of Shares. The WWC Shareholder owns, beneficially and of record, the one hundred percent (100%) of WWC Shares, free and clear of any lien, security interest, pledge, claim, demand or encumbrance or restriction of any kind or character whatsoever, and the Shares represent all the issued and outstanding shares of capital stock and equity securities of WWC. All such Shares are duly authorized, validly issued, fully paid and nonassessable and have, all the rights, privileges and preferences ordinarily accorded to capital stock or equity securities.

                  (b) No Transfer of WorldPort Shares. The WWC Shareholder represents and warrants that he has no present plan, intention or arrangement to sell, transfer or otherwise dispose of any shares of WorldPort Common Stock to be received in the Merger.

                  (c) No Transfer of WWC's Shares. The WWC Shareholder agrees that prior to the Effective Time of the Merger, he will not sell, transfer or otherwise dispose of any WWC Common Stock.

                  (d) Authority. The WWC Shareholder now has and will have, at the Closing, full power, authority and legal right to enter into this Agreement. This Agreement is the valid and binding obligation of the WWC Shareholder.

                  (e) Compliance with Law. To the best knowledge of the WWC Shareholder, the consummation of the transactions contemplated hereby will be in compliance with all applicable laws, rules, regulations and requirements of all Federal, state and local governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any such governmental authority.

                  (f) No Litigation. There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to the best knowledge of the WWC Shareholder, threatened, anticipated or contemplated, which in any way affect the consummation of the transaction contemplated hereby or, if valid, would constitute or result in a breach of any representation, warranty or Agreement set forth herein.

                  (g) Solvency. The WWC Shareholder is not bankrupt nor insolvent nor has the WWC shareholder assigned its estate for the benefit of creditors, entered into any scheme or arrangement with creditors, nor has any present intention to file a petition in bankruptcy, assign its estate for the benefit of creditors, or enter into any scheme or arrangement with creditors. The WWC Shareholder has no knowledge of any basis for the filing by any other person of an involuntary petition in bankruptcy with respect to any WWC Shareholder or WWC.

                  (h) No Material Misstatements. The WWC Shareholder has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and Agreement set forth herein.

                  (i)      Securities Laws of Compliance.  The WWC Shareholder:

                           (i) Has been represented by such legal and tax counsel and others, each of whom has been personally selected by such WWC Shareholder, as the WWC Shareholder has found necessary to consult concerning this transaction, and such representation has included an examination of applicable documents, and an analysis of all tax, financial, and securities law aspects. The WWC Shareholder, his/her counsel and advisors, and such other persons with whom the WWC Shareholder has found it necessary to consult, have sufficient knowledge and experience in business and financial matters to evaluate the above information, and the merits and risks of the share exchange contemplated by this Agreement, and to make an informed investment decision with respect thereto;

                           (ii) WorldPort has made available to the WWC Shareholder, his/her counsel and advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, WorldPort and its representatives, concerning the terms and conditions of the Merger and access to obtain any information, documents, financial statements, records and books (A) relative to WorldPort, the business and an investment in WorldPort, and (B) necessary to verify the accuracy of any information furnished to the WWC Shareholder. All materials and information requested by the WWC Shareholder, his/her counsel and advisors, or others representing the WWC Shareholder, including any information requested to verify any information furnished to the WWC Shareholder, have been made available and examined.

                           (iii) The WWC  Shareholder is acquiring the WorldPort
                  Common Stock for his own account and not as a fiduciary for any other person and for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. The WWC Shareholder understands the meaning and legal consequences of the foregoing representations and warranties. The WWC Shareholder is not an "underwriter" of the securities, as that term is defined in Section 2(11) of the Securities Act of 1933 ("Securities Act"), and the WWC Shareholder will not take or cause to be taken any action that would cause either the WWC Shareholder or WorldPort to be deemed an "underwriter" of the securities.

                           (iv) The WWC Shareholder understands that the WorldPort Common Stock has not been registered under the Securities Act nor pursuant to the provisions of the securities or other laws of any applicable jurisdictions. The WWC Shareholder further understands that the WorldPort Common Stock cannot be sold, assigned, pledged, transformed or otherwise disposed of until such shares are registered or an exemption from registration is available.

         3. REPRESENTATIONS AND WARRANTIES OF WWC. To further induce WorldPort and Acquisitions, Inc. to enter into this Agreement, WWC and the WWC Shareholder jointly and severally represent and warrant the following statements concerning the affairs of WWC are true, correct and complete as of the date hereof, and will be true, correct and complete as of the date of Closing.

                  (a) Capitalization. The WWC Capital Stock is duly authorized, validly issued and fully paid and nonassessable. The WWC Capital Stock was issued in compliance with all state and federal laws, including all securities laws. There are no outstanding subscriptions, warrants, options, preemptive rights, or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock of WWC.

                  (b) Organization. WWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has full power and authority, corporate and otherwise, to carry on its business as it is now being conducted and to own, or hold under lease, and use its properties and assets in the manner in which and in the places where such properties and assets are now owned or held and used, and is qualified to do business and is in good standing in each other jurisdiction where the nature or character of its business so requires such qualification. WWC has delivered to WorldPort true copies of its Articles of Incorporation and Bylaws, as are in full force and effect as of the date of this Agreement.

                  (c) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of WWC and by the WWC Shareholder. WWC has the corporate power and authority, to execute and deliver this Agreement and, at Closing, will have the corporate power and authority, and all requisite authority, respectively, to consummate the transactions and perform the obligations contemplated hereby. This Agreement constitutes the valid and binding obligation of WWC and is enforceable against WWC in accordance with its terms. All persons who have executed or will execute this Agreement on behalf of WWC have been duly authorized to do so by all necessary corporate or other action. Neither the execution and delivery of this Agreement by WWC nor the consummation of the transactions contemplated by this Agreement, will, with or without the giving of notice or the passage of time, or both, violate, conflict with, result in the breach or termination of, or constitute a default under (by WWC or any other entity by way of substitution, novation or otherwise), or result in the acceleration of, or entitle any party to terminate, any Agreement or instrument to which WWC is a party or by which any of its property or business may be bound, or accelerate any obligation under, or confer upon any other person any interest or right (including any right of termination or cancellation) in or with respect to any part of the property of WWC, pursuant to (i) any provision of the Articles of Incorporation or Bylaws of WWC, (ii) any provision of any judgment, order, injunction, decree or award against or binding upon WWC or upon the securities, property or business of WWC, (iii) any provision of any mortgage, lien, lease, Agreement, license, contract, understanding, permit, instrument, order, writ, award, judgment or decree to which WWC is a party or by which it is bound or to which its properties or business are subject, or (iv) any federal, state or local law, statute, ordinance, rule or regulation of any jurisdiction applicable to WWC or to the securities, property or business of WWC.

                  (d) Financial Statements. WWC shall provide to WorldPort true and correct copies of WWC's audited financial statements for the periods ending March 31, 1996 and 1997 (the "WWC Financial Statements") on or before forty-five (45) days after Closing. The WWC Financial
         Statements shall fairly present WWC's financial condition and the results of its operations on a consolidated basis at the relevant dates thereof and for the periods covered thereby, and shall be prepared in accordance with generally accepted accounting principles, consistently applied.

                  (e)      Subsidiaries.  WWC has no subsidiaries.

                  (f) Legal Proceedings. Except as set forth in the disclosure schedule, attached as Exhibit E hereto (the "Disclosure Schedule"), there are no Legal Proceedings (defined below) pending or, to the knowledge of WWC's directors or officers, threatened, nor, to the knowledge of WWC's directors or officers, is there any basis for any claim, cause of action or regulatory initiative which would give rise to any contingent liability. To the knowledge of the directors and officers of WWC, WWC has been and is operating its business in all material respects in conformity with applicable laws, ordinances and regulations to which WWC is subject. No notice of violations against or affecting WWC's business has been received by WWC from any department or agency of any federal, state or local government. Since its organization, WWC has not been charged in any proceeding to which it has been named as a party and served with process with any violation of any existing statute, law, ordinance, rule, regulation, policy, guideline, judgment, order or decree; and compliance with existing statutes, laws, ordinances, rules, regulations, policies, guidelines, judgments, orders or decrees in effect as of the date of this Agreement has not had a material adverse effect on the business and operations of WWC. For purposes of this Agreement, "Legal Proceedings" means all suits, actions, administrative, arbitration, regulatory or other similar proceedings (including proceedings concerning health or safety violations, labor disputes or grievances, civil rights discrimination cases and affirmative action proceedings) and all governmental investigations or audits pending or, to the knowledge of a party, threatened, and each judgment, order, injunction, decree or award (whether rendered by a court, administrative agency, or by arbitration pursuant to a grievance or other procedure) to which a party or by which its properties or business are bound, which is unsatisfied or requires continuing compliance therewith.

                  (g) Tax Returns. WWC has timely and correctly filed all federal, state and local tax returns, whether relating to income, sales, franchise, real or personal property or other types of taxes, which have been required to be filed, and has paid all taxes as shown on such returns and all assessments received by WWC to the extent such assessments have become due.

                  (h) Assets. WWC owns, possesses and controls and has good and marketable title to all of its assets, free and clear of any mortgage, lien, claim, defect, charge, encumbrance and right of third parties. Such assets are in good operating condition and repair, ordinary wear and tear excepted, and conform to applicable ordinances, regulations, building, zoning and other laws and directives.

                  (i) Conduct of Business. Since March 31, 1997, WWC has conducted its business in the ordinary course, consistent with past practices, and has not (i) experienced any material adverse change in its business, property, financial condition, net worth, or results of operation or prospects, (ii) amended its Articles of Incorporation or Bylaws, (iii) issued, transferred, sold or contracted to sell any WWC Capital Stock or any bonds, warrants, options or other corporate securities or obligations convertible into WWC Capital Stock, (iv) declared or made any payment or distribution to its shareholders (except for the payment of salaries at then existing rates and the reimbursement of reasonable expenses to any of its shareholders), (v) purchased options or purchased or redeemed any WWC Capital Stock, (vi) incurred any obligation or liability, absolute or contingent, except obligations and liabilities incurred in the ordinary course of the operation of its business, (vii) cancelled, without payment in full, any notes, loans or other obligations receivable from any officer, director or shareholder or any member of the families of any officer, director or shareholder, or from any corporation, partnership, or other entity in which any officer, director or shareholder, or any member of their families then had any direct or indirect interest, (viii) mortgaged, pledged or subjected to lien any of its assets, (ix) sold, assigned, or transferred any of its assets, or cancelled any debts or claims held by it, except for fair market value in the ordinary course of its business as carried on, at and prior to March 31, 1997, (x) sold, assigned, transferred, mortgaged, pledged or subjected to lien or permitted to lapse copyrights, trademarks, trade names, patents, licenses or other intangible assets or rights to use such intangible assets, (xi) increased the compensation payable, or to become payable to its officers, directors or shareholders, or employees (the term "compensation" to include salaries, bonuses, fringe benefits, pensions, profit participations and payments or benefits of any kind whatsoever),
         (xii) to the knowledge of its directors and officers, performed any act which will make it liable for, or incurred any liability for, direct or consequential damages not fully covered by insurance, or (xiii) made any change in its method of accounting or accounting practices.

                  (j) Accounts Receivable. The accounts and notes receivable shown in the WWC Financial Statements and all accounts and notes receivable thereafter acquired by WWC prior to the Closing have been collected or are reasonably expected to be collectible in the full amounts therefor.

                  (k) Contracts. Except as set forth on the Disclosure Schedule, WWC has no material obligation, contract, Agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent, due or to become due, existing or inchoate which involves an obligation in excess of $1,000 (the "Material Contracts"). All Material Contracts set forth on the Disclosure Schedule are, in full force and effect and are valid, binding and enforceable in accordance with their respective terms; all parties to such Material Contracts have complied in all material respects with the provisions thereof; no such party is to the best of WWC's or the WWC Shareholder's knowledge, in default in any respect under any term thereof and to the best of WWC's and the WWC Shareholder's knowledge, no event has occurred that with the passage of time and/or giving of notice would constitute a material default by any party under any provision thereof. No consent, approval or authorization of any third party is required in connection with the consummation of the transactions contemplated hereunder.

                  (l) Contracts under Negotiation. WWC has developed certain business relationships with (i) an international telecommunications network operator that provides customers with voice and data services such as managed data network services, virtual private networks, electronic commerce, transaction processing transmission, VSAT, X.25, and frame delay, including, but not limited to, those entities set forth on Disclosure Schedule 1(f)(ii), and (ii) one or more debit card/pre-paid calling card distribution networks, long distance carriers or resellers, which will result in significant business opportunities for Acquisitions, Inc. and/or WorldPort, including favorable access to a global telecommunications network with transmission facilities in over 200 countries worldwide.

                  (m) Employment and Other Contracts. Except as set forth on the Disclosure Schedule, WWC is not, directly or indirectly, a party to any written or oral (i) employment contract with any directors, officers or employees having a term expiring after the Closing, (ii) sales representation, agency or distribution contract or Agreement, (iii) expense reimbursement plan or arrangement which will result in unpaid obligations of WWC after the Closing, (iv) management, employment, consulting, agency or other Agreement for personal services to be rendered by any person (including, but not limited to, any investment advisor, distributor, sales representative or agency, or advertiser), or (v) contract with any shareholder or any person affiliated with any shareholder.

                  (n) ERISA. WWC has not had since its organization, and will not have at any time between the date of this Agreement and the Closing, any ERISA Plan or Multi-Employer Plan.

                  (o)      Employee  Matters.   Except   as  set  forth  on  the
         Disclosure Schedule, or as otherwise provided in this Agreement:

                           (i) All legally enforceable obligations of WWC, whether arising by operation of law, contract, Agreement or otherwise, for salaries, wages, vacation and holiday pay, sick pay, incentive compensation, deferred compensation, sales compensation and bonuses or other forms of compensation or benefits which are, or may become, payable to its current or former employees, directors, officers, agents or any other individual (or any of their respective dependents, heirs, legatees, beneficiaries or legal representatives) with respect to periods ending on or before the Closing, have been paid, if due, or adequate accruals, if accruals are required, in accordance with generally accepted accounting principles, for such payments will be made prior to the Closing.

                           (ii) WWC does not have any plan, program, arrangement, Agreement or obligation to provide benefits in the form of bonus, incentive, deferred compensation, dental, stock options, medical, disability, hospitalization, insurance, death benefits or any other employee benefits of any kind whatsoever, which requires WWC to provide benefits to its employees, directors, officers, agents or any other individuals (or any of their respective dependents, heirs, legatees, beneficiaries or legal representatives).

                           (iii) WWC has complied, and through the Closing will continue to comply, with the provisions of the Consolidated

                  Omnibus Reconciliation Act of 1985, as amended ("COBRA"), relating to the continuation of insurance coverage for former employees and their dependents.

                           (iv) WWC has complied with all material  requirements
                  of the Code, ERISA and other applicable federal and state laws, and the regulations promulgated thereunder, which relate to any employees, former employees or beneficiaries of such employees, or to any salary, bonus, incentive compensation, deferred compensation, sales compensation, ERISA Plans or other employee benefit plan or similar arrangement binding upon WWC (whether or not existing on the date hereof or at the Closing).

                           (v) WWC has no  policies,  plans or  agreements  with
                  respect to payments of severance pay to employees which could require any payments or severance pay to any employees terminated subsequent to the Closing. No employee terminated by WWC on or prior to the Closing has or will have any right to severance pay.

                           (vi)  Neither  the  execution  or  delivery  of  this
                  Agreement, nor the consummation of the transactions contemplated hereby, will (1) result in any payment, including severance, unemployment compensation, golden parachute or otherwise, becoming due under any employee benefit plan or otherwise, (2) increase any benefits otherwise payable under any such employee benefit plan, or (3) result in the acceleration of the time of payment or vesting of any benefits thereunder.

                  (p) Labor Practices. WWC is not a party to any collective bargaining Agreement, and no union or group is seeking to become the collective bargaining representative for any unit of the employees of WWC. There are no pending (i) unfair labor practice complaints against,
         (ii) arbitration proceedings or grievances involving, (iii) OSHA citations, wage and hour complaints or EEO charges against, (iv) NIOSH health hazard evaluation determinations against, or (v) findings of noncompliance with respect to affirmative action requirements against WWC, and there is no pending labor strike nor, to the knowledge of the Directors and officers of WWC, has any such complaint, proceeding, citation, charge, determination, finding or strike been threatened. WWC has not experienced any material strike or work stoppage during the three years prior to the date hereof. WWC is not engaged in any unfair labor practices.

                  (q) Real Property Ownership and Lease Obligations. Except as set forth in the Disclosure Schedule, WWC does not, as of the date of this Agreement, and will not, between the date hereof and the Closing, own any real estate interests or leasehold interests. All leases to which WWC is a party are valid and in full force and effect, all rental and other payments under such leases have been paid when due, and there exists no default, or event which with the passage of time or notice or both would constitute a default, under any such lease. The transaction contemplated by this Agreement will not cause any of the leases to terminate.

                  (r) Investment Company Act; Etc. WWC is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a

         "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (iii) a "public utility," as such term is defined in the Federal Power Act, as amended.

                  (s) Title. Upon delivery of the WWC Capital Stock, WorldPort will have good and marketable title thereto, free and clear of all liens, encumbrances, preemptive rights, and other restrictions whatsoever;

                  (t) Ownership of Proprietary Rights. WWC owns or has the right to use all patents, trademarks, service marks, trade names, trade secrets, business names, other source or business identifiers,
         copyrights,   designs,  and  other  intellectual   property;   and  all
         proprietary techniques, processes, methods of production and commercialization, specifications and know-how; and all licenses, rights and rights of way, whether from private or governmental sources (collectively "proprietary rights") pertaining to or useful in relation to its business as now conducted or proposed to be conducted as contemplated by WorldPort. No director, officer, shareholder, or key employee has an interest, whether direct or indirect, in any business which is a competitor of WWC;

                  (u) Plans. The Disclosure Schedule sets forth a true and complete list of (1) each employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plan or contract to which WWC is a party; and (2) each plan or Agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs, dental or medical plans or programs, severance plans or programs and related or similar benefits) are afforded to employees of WWC. WWC is not in default with respect to any material term of any such Agreement, plan, program or contract;

                  (v) Permits; Authorizations. WWC has all permits, licenses and other authorizations necessary to the conduct of its business, and no permits, licenses or other authorizations have been, or are required to be, obtained or maintained, or will be required to be obtained or maintained upon consummation of the transactions contemplated hereby, and no governmental authority or agency with jurisdiction over WWC has asserted or, to the best of the WWC Shareholder's and WWC's knowledge, is likely to assert that any permits, licenses or other authorizations have been, or are required to be, obtained or maintained by WWC, or will be required to be obtained or maintained upon consummation of the transactions contemplated hereby, other than those which WWC has already obtained, with respect to the operation of WWC's business under any law or any regulations in effect on the date hereof, including, but not limited to, laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surfaces or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or wastes (collectively, the "Environmental Laws"). Except as noted in the Disclosure Schedule, to the best of the WWC Shareholder's and WWC's knowledge, WWC is in substantial compliance, and upon consummation of the transactions contemplated hereby will continue in substantial compliance, with all material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all laws applicable to WWC (including all Environmental Laws) or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, unless the failure to so comply would not have a material and adverse effect on the business of WWC. No events, conditions, activities, practices, incidents, actions or plans of action taken or to be taken by WWC or, to the best of the WWC Shareholder's and WWC's knowledge, any predecessor in interest, are reasonably likely to interfere with or prevent substantial compliance or continued compliance with, to the extent any are applicable, all laws (including the Environmental Laws) or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

                  (w) Other Obligations. Except as and to the extent specifically reflected or reserved against in the WWC Financial Statements, and non-material items arising in the ordinary course of business thereafter, WWC has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, whether due or to become due (including, without limitation, any liability for taxes), which are individually or in the aggregate, material to the WWC Shareholder's condition (financial or otherwise) or the prospects of its business;

                  (x) Approvals. Except as set forth in this Agreement and except as to matters for which WWC is responsible hereunder, to the knowledge of WWC's directors and officers, no authorization, consent, order, permit or approval of, or filing with, any federal, state, local or foreign government or governmental agency or any other authority, private person or entity, is necessary for the consummation by WWC of the transactions contemplated by this Agreement.

                  (y) Untrue Statements. The representations or warranties of WWC contained in this Agreement or any written certificate furnished to WorldPort by or on behalf of WWC in connection herewith or in connection with the transactions contemplated herein do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact required to be stated herein or therein or otherwise necessary to make the statements contained herein or therein not false or misleading. All of the representations and warranties made by WWC in this Agreement shall be true and correct on the Closing with the same effect as if they had been made on the Closing.

                  (z) Availability of Documents. The WWC Shareholder and WWC have made available to WorldPort copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits, licenses, rights of way, patents, trademarks, tradenames, service marks, copyrights and applications therefor, referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

         4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
ACQUISITIONS, INC. To induce WWC and the WWC Shareholder to enter into this Agreement, Acquisitions, Inc. represents and warrants that the following statements will be true, correct and complete as of the day of Closing:

                  (a) Organization, Standing and Qualification. As of Closing, Acquisitions, Inc. shall be duly organized and validly existing and in good standing under the laws of the State of Delaware, and shall be authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business conducted.

                  (b) Authority. As of Closing, Acquisitions, Inc. shall have the full right, power and authority to execute, deliver and perform the terms of this Agreement. This Agreement shall have been duly authorized by Acquisitions, Inc. and constitutes a binding obligation of Acquisitions, Inc., enforceable in accordance with its terms.

                  (c) Compliance with Law. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of Acquisitions, Inc.'s Certificate of Incorporation or Bylaws or any indenture, loan Agreement or other material obligation or liability to which it is a party or by which it is bound.

         5.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
WORLDPORT. To induce WWC and the WWC Shareholder to enter into this Agreement, WorldPort represents and warrants that the following statements are true, correct and complete as of the date hereof, and will be true, correct and complete as of the date of Closing:

                  (a) Capitalization. The WorldPort Capital Stock is duly authorized, validly issued and fully paid and nonassessable. The WorldPort Capital Stock was issued in compliance with all state and federal laws, including all securities laws. Except as is set forth in the Disclosure Schedule, there are no outstanding subscriptions, warrants, options, preemptive rights, or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock of WorldPort.

                  (b) Organization. WorldPort is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority, corporate and otherwise, to carry on its business as presently conducted and to own, or hold under lease, and use its properties and assets in the manner in which and in the places where such properties and assets are now owned or held and used. WorldPort is duly qualified to do business and is in good standing in each other jurisdiction in which it is required to qualify, except where the failure to so qualify would not have a material adverse effect on WorldPort's business. WorldPort has delivered to WWC true copies of its Certificate of Incorporation and Bylaws, as are in full force and effect as of the date of this Agreement.

                  (c) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of WorldPort. WorldPort has the corporate power and authority to execute and deliver this Agreement and, at the Closing will have the corporate power and authority to consummate the transactions and perform the obligations contemplated hereby. This Agreement constitutes the valid and binding obligation of WorldPort enforceable against WorldPort in accordance with its terms. All persons who have executed or will execute this Agreement on behalf of WorldPort have been duly authorized to do so by all necessary corporate action of WorldPort. Neither the execution and delivery of this Agreement by WorldPort, nor the consummation of the transactions contemplated by this Agreement, will, with or without the giving of notice or the passage of time, or both, violate, conflict with, result in the breach or termination of, or constitute a default under (by WorldPort or any other entity by way of substitution, novation or otherwise), or result in the acceleration of, or entitle any party to terminate, any Agreement or instrument to which WorldPort is a party or by which any of its property or business may be bound, or accelerate any obligation under, or confer upon any other person any interest or right (including any right of termination or cancellation) in or with respect to any part of the property of WorldPort, pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of WorldPort,
         (ii) any provision of any judgment, order, injunction, decree or award against or binding upon WorldPort or upon the securities, property or business of WorldPort, (iii) any provision of any mortgage, lien, lease, Agreement, license, contract, understanding, permit, instrument, order, writ, award, judgment or decree to which WorldPort is a party or by which it is bound or to which its properties or business are subject, or (iv) any federal, state or local law, statute, ordinance, rule or regulation of any jurisdiction applicable to WorldPort or to the securities, property or business of WorldPort.

                  (d) Legal  Proceedings.  Except as set forth in the Disclosure
         Schedule, there are no Legal Proceedings pending or, to the knowledge of WorldPort's directors or officers, threatened, nor, to the knowledge of WorldPort's directors or officers, is there any basis for any claim, cause of action or regulatory initiative which would give rise to any contingent liability. To the knowledge of the directors and officers of WorldPort, WorldPort has been and is operating its business in all material respects in conformity with applicable laws, ordinances and regulations to which WorldPort is subject. No notice of violations against or affecting WorldPort's business has been received by WorldPort from any department or agency of any federal, state or local government. Since its organization, WorldPort has not been charged in any proceeding to which it has been named as a party and served with process with any violation of any existing statute, law, ordinance, rule, regulation, policy, guideline, judgment, order or decree; and compliance with existing statutes, laws, ordinances, rules, regulations, policies, guidelines, judgments, orders or decrees in effect as of the date of this Agreement has not had a material adverse effect on the business and operations of WorldPort.

                  (e) Tax Returns. WorldPort has timely and correctly filed all federal, state and local tax returns, whether relating to income, sales, franchise, real or personal property or other types of taxes, which have been required to be filed, and has paid all taxes as shown on such returns and all assessments received by WorldPort to the extent such assessments have become due.

                  (f) SEC Filings. In the last twelve (12) months, WorldPort has filed all reports required to be filed pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

                  (g) Assets. WorldPort owns, possesses and controls and has good and marketable title to all of its assets, free and clear of any mortgage, lien, claim, defect, charge, encumbrance and right of third parties. Such assets are in good operating condition and repair, ordinary wear and tear excepted, and conform to applicable ordinances, regulations, building, zoning and other laws and directives.

                  (h) Conduct of Business. Except as set forth in the Disclosure Schedule, since March 31, 1997, or as otherwise disclosed in any of the Company's filings with the Securities and Exchange Commission, WorldPort has conducted its business in the ordinary course and has not
         (i) experienced any material adverse change in its business, property, financial condition, net worth, or results of operation or prospects,
         (ii) amended its Certificate of Incorporation or Bylaws, (iii) except for a contemplated private placement offering of up to $5,000,000 under Regulation D of 1,666,667 shares of Series A Preferred Stock at $3.00 per share, issued, transferred, sold or contracted to sell any of
         WorldPort's Capital Stock or any bonds, warrants, options or other corporate securities or obligations convertible into WorldPort's Capital Stock, (iv) declared or made any payment or distribution to its shareholders (except for the payment of salaries at then existing rates and the reimbursement of reasonable expenses to any of its shareholders), (v) purchased options or purchased or redeemed any WorldPort's Capital Stock, (vi) incurred any obligation or liability, absolute or contingent, except obligations and liabilities incurred in the ordinary course of the operation of its business, (vii) cancelled, without payment in full, any notes, loans or other obligations receivable from any officer, director or shareholder or any member of the families of any officer, director or shareholder, or from any corporation, partnership, or other entity in which any officer, director or shareholder, or any member of their families then had any direct or indirect interest, (viii) mortgaged, pledged or subjected to lien any of its assets, (ix) sold, assigned, or transferred any of its assets, or cancelled any debts or claims held by it, except for fair market value in the ordinary course of its business as carried on, at and prior to March 31, 1997, (x) sold, assigned, transferred, mortgaged, pledged or subjected to lien or permitted to lapse copyrights, trademarks, trade names, patents, licenses or other intangible assets or rights to use such intangible assets, (xi) increased the compensation payable, or to become payable to its officers, directors or shareholders, or employees (the term "compensation" to include salaries, bonuses, fringe benefits, pensions, profit participations and payments or benefits of any kind whatsoever),
         (xii) to the knowledge of its directors and officers, performed any act which will make it liable for, or incurred any liability for, direct or consequential damages not fully covered by insurance, or (xiii) made any change in its method of accounting or accounting practices.

                  (i) Contracts. Except as set forth on the Disclosure Schedule, WorldPort does not have any material obligation, contract, Agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent, due or to become due, existing or inchoate which involves an obligation in excess of $25,000. All Material Contracts set forth on the Disclosure Schedule are, in full force and effect and are valid, binding and enforceable in accordance with their respective terms; all parties to such Material Contracts have complied in all material respects with the provisions thereof; no such party is to the best of WorldPort's knowledge, in default in any respect under any term thereof and to the best of WorldPort's knowledge, no event has occurred that with the passage of time and/or giving of notice would constitute a material default by any party under any provision thereof. No consent, approval or authorization of any third party is required in connection with the consummation of the transactions contemplated hereunder.

                  (j)    Employment and Other Contracts.  Except as set forth in
         the Disclosure Schedule, WorldPort is not, directly or indirectly, a party to any written or oral ( i ) employment contract with any directors, officers or employees having a term expiring after the Closing, (ii) sales representation, agency or distribution contract or Agreement, (iii) expense reimbursement plan or arrangement which will result in unpaid obligations of WorldPort after the Closing, (iv) management, employment, consulting, agency or other Agreement for personal services to be rendered by any person (including, but not limited to, any investment advisor, distributor, sales representative or agency, or advertiser), or (v) contract with any shareholder or any person affiliated with any shareholder.

                  (k) ERISA. Except as set forth in the Disclosure Schedule, WorldPort has not had since its organization, and will not have at any time between the date of this Agreement and the Closing, any ERISA Plan or Multi-Employer Plan.

                  (l) Labor Practices. WorldPort is not and has not ever been a party to any collective bargaining Agreement, and no union or group is seeking to become the collective bargaining representative for any unit of the employees of WorldPort. There are no pending (i) unfair labor practice complaints against, (ii) arbitration proceedings or grievances involving, (iii) OSHA citations, wage and hour complaints or EEO charges against, (iv) NIOSH health hazard evaluation determinations against, or (v) findings of noncompliance with respect to affirmative action requirements against WorldPort, and there is no pending labor strike nor, to the knowledge of the directors and officers of WorldPort, has any such complaint, proceeding, citation, charge, determination, finding or strike been threatened. WorldPort has not experienced any material strike or work stoppage during the three years prior to the date hereof. WorldPort is not engaged in any unfair labor practices.

                  (m) Real Property Ownership and Lease Obligations. Except as set forth in the Disclosure Schedule, WorldPort does not, as of the date of this Agreement, and will not, between the date hereof and the Closing, own any real estate interests or leasehold interests and WorldPort is not a party to any lease and has no obligation to make any rental or other payments.

                  (n) Investment Company Act; Etc. WorldPort is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (iii) a "public utility," as such term is defined in the Federal Power Act, as amended.

                  (o)  Environmental  Permits.  WorldPort  does not engage in or conduct any business which requires any permits, licenses or other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

                  (p) Approvals. To the knowledge of WorldPort's directors and officers, no authorization, consent, order, permit or approval of, or filing with, any federal, state, local or foreign government or governmental agency or any other authority, private person or entity, is necessary for the consummation by WorldPort of the transactions contemplated by this Agreement.

                  (q) Untrue Statements. The representations or warranties of WorldPort contained in this Agreement or any written certificate furnished to WWC by or on behalf of WorldPort in connection herewith or in connection with the transactions contemplated herein do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact required to be stated herein or therein or otherwise necessary to make the statements contained herein or therein not false or misleading. All of the representations and warranties made by WorldPort in this Agreement shall be true and correct on the Closing with the same effect as if they had been made on the Closing.

                  (r) Title. Upon issuance of the WorldPort's Capital Stock, the WWC Shareholder will have good and marketable title thereto, free and clear of all liens, encumbrances, preemptive rights, and other restrictions, other than the conditions set forth therein;

                  (s) Compliance with Law. WorldPort has no knowledge and has not received any notice from any federal, state or local governmental authority that its business does not comply, in all material respects, with any applicable codes, laws, ordinances, rules, and regulations, and no proceedings in respect thereto are pending or, to the knowledge of WorldPort, threatened;

                  (t) Capitalization of the WorldPort. The authorized capital stock of the WorldPort consists of 65,000,000 shares of Common Stock, par value $.0001 per share, of which 10,883,333 shares are issued and outstanding as of April 20, 1997; and 10,000,000 shares of Preferred Stock, par value $.0001 per share, of which no shares are issued and outstanding.

                  (u) Subsidiaries. Other than Acquisitions, Inc., WorldPort has no subsidiaries and no other investment in any person or entity;

                  (v) Plans. Except as set forth in the Disclosure Schedule, WorldPort has no employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, health, welfare, or incentive plans for employees;

                  (w) Permits; Authorizations. No permits, licenses or other authorizations have been, and no governmental authority or agency with jurisdiction over WorldPort has asserted or, to the best of WorldPort's knowledge, is likely to assert that any permits, licenses or other authorizations have been required to be obtained or maintained by WorldPort. To the best of WorldPort's knowledge, WorldPort is in substantial compliance, and upon consummation of the transactions contemplated hereby will continue in substantial compliance, with all material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all laws applicable to WorldPort or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, unless the failure to so comply would not have a material and adverse effect on the business of WorldPort. No events, conditions, activities, practices, incidents, actions or plans of action taken or to be taken by WorldPort or, to the best of WorldPort's knowledge, any predecessor in interest, are reasonably likely to interfere with or prevent substantial compliance or continued compliance with, to the extent any are applicable, all laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

                  (x) Offering. Subject to the accuracy of the WWC Shareholder's representations on Exhibit F hereof, the offer and sale of WorldPort's Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended and any applicable state Blue Sky Laws;

                  (y) Availability of Documents. WorldPort has made available to the WWC Shareholder copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits, licenses, patents, trademarks, tradenames, service marks, copyrights and applications therefor, referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

         6.       THE CLOSING.

                  (a) Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on or before July 18, 1997, at the offices of WorldPort, or on such other date and time as may be mutually agreed upon in writing by WorldPort and the WWC Shareholder;

         7.       AGREEMENTS PENDING CLOSING.

                  (a) Agreements of The WWC Shareholder and WWC Pending the Closing. The WWC Shareholder and WWC covenant and agree that, from the date hereof through the Closing and except as otherwise agreed to in writing by WorldPort:

                           (i) Ordinary Course. The WWC Shareholder shall cause the business of WWC to be, and the business of WWC shall be, conducted solely in the ordinary course consistent with past practice, with no changes in methods of management, operation or accounting;

                           (ii) Maintenance of Assets. The WWC Shareholder shall
                  cause WWC to, and WWC will, continue to maintain and service the physical assets used in the conduct of its business in good working order and condition and in the same manner as has been its consistent past practice;

                           (iii) Employees.  The WWC Shareholder shall cause WWC
                  to, and WWC will, use reasonable efforts to keep available the services of the present employees and agents of its business and to maintain the relations and goodwill with material suppliers, customers, distributors and any others having material business relations with WWC;

                           (iv) Consents. WWC shall obtain all consents from third parties necessitated by the terms of any contract to which WWC is a party;

                           (v)   Compliance with Law.  WWC shall comply with all
                 laws, ordinances,   rules, regulations and orders applicable to
                 WWC;

                           (vi) Performance of Obligations. WWC shall have performed its obligations under all contracts and leases to which it is subject, to the extent such performance is required prior to the Closing.

                           (vii) Further Disclosure. The WWC Shareholder and WWC
                  shall promptly disclose to WorldPort in writing any information contained in its representations and warranties or the Exhibits which, is incomplete or is no longer correct as of all times, commencing on the date hereof until the Closing. To the extent that such disclosures are acceptable to WorldPort, such disclosures shall be deemed to modify, amend and supplement the representations and warranties of the WWC Shareholder and WWC and/or the Exhibits for all purposes;

                           (viii) Sale and Transfer. The WWC Shareholder and WWC
                  shall not, directly or indirectly, sell or transfer all or any part its assets, other than in the ordinary course of business consistent with past practice, nor shall the WWC Shareholder or WWC further encumber all or any part of their assets (other than purchase money security interests) or initiate or participate in any discussions or negotiations with respect to a sale of its assets, a merger or consolidation of it with another entity or enter into any Agreement to do any of the foregoing. The WWC Shareholder and WWC shall not provide any confidential information concerning WWC's business or its properties or assets to any third party other than in the ordinary course of business;

                           (ix) Amendments to Leases and Contracts. WWC shall not amend any leases or material contracts to which it is a party without the written consent of WorldPort;

                           (x) Access to  Information.  The WWC  Shareholder and
                  WWC shall give to WorldPort's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the properties, assets, records, contracts and other documents relating to WWC's business and shall permit them to consult with the officers, employees, accountants, counsel and agents of WWC for the purpose of making such investigation of WWC as WorldPort shall desire to make, provided that such investigation shall not unreasonably interfere with WWC's business operations. Furthermore, The WWC Shareholder and WWC shall furnish to WorldPort all documents, records and information in The WWC Shareholder's or WWC's possession with respect to the affairs of WWC's business and copies of any working papers relating thereto, as WorldPort shall from time to time reasonably request;

                           (xi) Public Announcement. Upon execution of this Agreement, WorldPort and the WWC Shareholder may agree on and issue a joint press release describing the transactions set forth in this Agreement for immediate release to the public.

                           (xii) Confidential  Information.  The WWC Shareholder
                  and WWC will hold, and shall cause all others, including The WWC Shareholder's and WWC's counsel, independent certified public accountants, appraisers and investment bankers to hold, in confidence any confidential data or information made available to the WWC Shareholder or WWC in connection with this Agreement or with respect to WorldPort's business, using the same standard of care to protect such confidential data or information as would be used by a prudent and reasonable business person in similar circumstances. If the transactions contemplated by this Agreement are not consummated, The WWC Shareholder agrees that it shall return or cause to be returned to WorldPort all written materials and all copies thereof that were supplied to the WWC Shareholder by WorldPort and that contain any such confidential data or information, and that the WWC Shareholder will continue to hold in confidence any such information which it has in its possession; and

                           (xiii) Action; Cooperation.  The WWC Shareholder will
                  not knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, the WWC Shareholder shall cooperate with WorldPort and use its best efforts to cause all of the conditions to the obligations of the WWC Shareholder and WorldPort under this Agreement to be satisfied on or prior to the Closing.

                  (b) Agreements of WorldPort Pending the Closing. WorldPort covenants and agrees that, from the date hereof through the Closing, and except as otherwise agreed to in writing by the WWC Shareholder:

                           (i) Ordinary Course. WorldPort shall conduct its business solely in the ordinary course consistent with past practice, with no changes in methods of management, operation or accounting;

                           (ii) Maintenance of Assets.  WorldPort shall continue
                  to maintain and service its assets in the same manner as has been its consistent past practice;

                           (iii) Compliance with Law. WorldPort shall comply with all laws, ordinances, rules, regulations and orders applicable to WorldPort;

                           (iv) Performance of Obligations. WorldPort shall have performed its obligations under all contracts and leases to which it is subject, to the extent such performance is required prior to the Closing;

                           (v) Further Disclosure. WorldPort shall promptly disclose to the WWC Shareholder in writing any information contained in its representations and warranties or the Exhibits which, is incomplete or is no longer correct as of all times, commencing on the date hereof until the Closing. To the extent that such disclosures are acceptable to the WWC Shareholder, such disclosures shall be deemed to modify, amend and supplement the representations and warranties of WorldPort and/or the Exhibits for all purposes;

                           (vi) Access to  Information.  WorldPort shall give to
                  the WWC Shareholder and to WWC's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, any assets, records, contracts and other documents relating to WorldPort and shall permit them to consult with the officers, employees, accountants, counsel and agents of WorldPort for the purpose of making such investigation of WorldPort as the WWC Shareholder shall desire to make. Furthermore, WorldPort shall furnish to the WWC Shareholder all documents, records and information in WorldPort's possession with respect to its business and copies of any working papers relating thereto in WorldPort's possession as the WWC Shareholder shall from time to time reasonably request;

                           (vii)  Action;   Cooperation.   WorldPort   will  not
                  knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, WorldPort shall cooperate with the WWC Shareholder and use its best efforts to cause all of the conditions to the obligations of WorldPort and the WWC Shareholder under this Agreement to be satisfied on or prior to the Closing;

                           (viii) Confidential Information. WorldPort will hold,
                  and shall cause all others, including WorldPort's counsel, independent certified public accountants, appraisers and investment bankers to hold, in confidence any confidential data or information made available to WorldPort in connection with this Agreement or with respect to the WWC Shareholder's business, using the same standard of care to protect such confidential data or information as would be used by a prudent and reasonable business person in similar circumstances; provided that WorldPort may disclose such data and information to potential investors and lenders. If the transactions contemplated by this Agreement are not consummated, WorldPort agrees that it shall return or cause to be returned to the WWC Shareholder all written materials and all copies thereof that were supplied to WorldPort by the WWC Shareholder and that contain any such confidential data or information, and that WorldPort will continue to hold in confidence any such information which it has in its possession; and

                           (ix) Public Announcement. Upon execution of this Agreement, WorldPort and the WWC Shareholder may agree on and issue a joint press release describing the transactions set forth in this Agreement for immediate release to the public.

         8.       CONDITIONS PRECEDENT TO THE CLOSING.

                  (a) Conditions Precedent to WorldPort's Obligations. All obligations of WorldPort under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any or all of which may be waived by WorldPort):

                           (i) Representations and Warranties True as of the Closing. The representations and warranties of WWC and the WWC

                  Shareholder contained in this  Agreement or  in  any  Exhibit,
                  certificate  or  document  delivered  by   WWC   and  the  WWC
                  Shareholder to WorldPort pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing, with the same effect as though such representations and warranties were made as of such date;

                           (ii) Compliance with this Agreement.  WWC and the WWC
                  Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by WWC and the WWC Shareholder prior to or at the Closing;

                           (iii) Consents. WWC and the WWC Shareholder shall have obtained all necessary consents from third parties as contemplated by Section 7(a)(iv), above.

                           (iv) No Action. At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

                           (v) Approval of Counsel. All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to legal counsel for WorldPort;

                           (vi) Escrow Agreement. WWC and the WWC Shareholder shall have executed an escrow Agreement in substantially the form of Exhibit C;

                           (vii) Legal  Proceedings.  Except as set forth in the
                  Disclosure Schedule, no Legal Proceedings shall have been filed, shall be pending or, to the knowledge of WWC and the WWC Shareholder, threatened before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement, or the consummation of the transactions contemplated hereby, and there shall be no Legal Proceedings filed, pending or threatened that, either separately or in the aggregate, could materially and adversely affect the business, operations or condition, financial or otherwise, of WWC.

                           (viii) Resolutions. WorldPort shall have received from WWC certified copies of resolutions duly adopted by the Shareholder of WWC and by the Board of Directors of WWC approving this Agreement.

                           (ix) Articles of Incorporation.  WorldPort shall have
                  received a current copy of the Articles of Incorporation of WWC, and any amendments thereto, certified as of a date not more than five business days before the Closing by the Texas Secretary of State, and a current copy of the Bylaws of WWC, certified as of the Closing by WWC's Secretary.

                           (x) Good  Standing.  WorldPort  shall have received a
                  certificate, issued by the Texas Secretary of State, as of a date not more than five business days before the Closing, stating that WWC is in good standing in the State of Texas.

                           (xi) Incumbency of Officers. WorldPort shall have received an incumbency certificate or certificates, dated the Closing, certifying the incumbency of all officers of WWC who have executed this Agreement.

                           (xii) Investment Representation.  The WWC Shareholder
                  shall have executed an investment representation letter in substantially the form of Exhibit F hereto;

                           (xiii) Execution of Other Agreements. WWC and the WWC
                  Shareholder shall have performed and complied with all material agreements and conditions required to be performed or complied with by it prior to or at the Closing;

                  (b) Conditions Precedent to the Obligations of WWC and The WWC Shareholder. All obligations of WWC and the WWC Shareholder under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any or all of which may be waived by WWC and/or the WWC Shareholder):

                           (i) Representations and Warranties True as of the Closing. The representations and warranties of WorldPort and Acquisitions, Inc. contained in this Agreement or in any list, certificate or document delivered by WorldPort or Acquisitions, Inc. to WWC or the WWC Shareholder pursuant to the provisions hereof shall be true on the Closing with the same effect as though such representations and warranties were made as of such date;

                           (ii) Incorporation of WorldPort Acquisitions, Inc. WorldPort shall have filed all required documents with the State of Delaware to incorporate Acquisitions, Inc. as a wholly-owned subsidiary and shall have caused the appropriate officers of Acquisition to have executed this Agreement;

                           (iii) Compliance with this Agreement. WorldPort shall
                  have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by WorldPort prior to or at the Closing;

                           (iv) Board of Directors Appointment. Mr. John Dalton shall be appointed to the Board of Directors of WorldPort and Acquisitions, Inc. effective as of the Closing.

                           (v) No Action. At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

                           (vi) Approval by WWC and The WWC Shareholder. All documents and proceedings of WorldPort in connection with the transactions contemplated hereby shall have been approved as to form and substance by WWC and the WWC Shareholder and their respective legal counsel, which approval will not unreasonably be withheld.

                           (vii) Legal  Proceedings.  Except as set forth on the
                  Disclosure Schedule, no Legal Proceedings have been filed, shall be pending or, to the knowledge of WorldPort, threatened before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement, or the consummation of the transactions contemplated hereby, and there shall be no Legal Proceedings filed, pending or threatened that, either separately or in the aggregate, could materially and adversely affect the business, operations or condition, financial or otherwise, of WorldPort.

                           (viii) Resolutions. The WWC Shareholder shall have received from WorldPort a certified copy of the resolution duly adopted by the Board of Directors of WorldPort approving this Agreement.

                           (ix) Certificate of Incorporation. The WWC Shareholder shall have received a current copy of the Certificate of Incorporation of WorldPort and Acquisitions, Inc. and any amendments thereto certified as of a date not more than five business days before the Closing by Delaware Secretary of State, and a current copy of the Bylaws of WorldPort and Acquisitions, Inc., certified as of the Closing by the respective corporate Secretary.

                           (x) Good Standing. The WWC Shareholder shall have received certificates, issued by the Delaware Secretary of State, as of a date not more than five business days before the Closing, stating that both WorldPort and Acquisitions, Inc. are in good standing in the State of Delaware.

                           (xi) Incumbency of Officers. The WWC Shareholder shall have received an incumbency certificate or certificates, dated as of Closing, certifying the incumbency of all officers of WorldPort who have executed this Agreement.

                           (xii) Escrow Agreement. WorldPort shall have executed
                  an escrow Agreement in substantially the form of Exhibit C.

                           (xiii) Promissory Note. WorldPort shall have executed
                  a promissory note in  substantially the form of Exhibit B.

                           (xiv) Registration  Rights  Agreement.  WorldPort and
                  the WWC Shareholder shall have executed a registration rights Agreement in substantially the form of Exhibit D.

                           (xv) Execution of Other Agreements. WorldPort shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         9.       OTHER MATTERS.

                  (a) Piggyback and Demand Registration Rights. The WWC Shareholder shall have piggyback registration rights and a one time demand registration right with regard to the WorldPort Common Stock received hereunder. These rights may be exercised pursuant to the Registration Rights Agreement attached hereto as Exhibit D, and incorporated herein by reference.

                  (b) "Market Stand-Off"  Agreement.  The WWC Shareholder hereby agrees that, if requested by WorldPort and any underwriter of common stock (or other securities of WorldPort) in connection with a public offering of the securities of WorldPort pursuant to a registration statement filed with the United States Securities and Exchange Commission, the WWC Shareholder will not sell or otherwise transfer or dispose of any shares of common stock of WorldPort (or other securities) held by such the WWC Shareholder during the period beginning seven (7) days prior to and ending one hundred eighty (180) days following the date of the final prospectus of WorldPort as filed under the Securities Act of 1933. The WWC Shareholder further agrees to execute any Agreement requested by WorldPort and such underwriter with respect to this paragraph, in a form satisfactory to WorldPort and such underwriter. WorldPort may impose "stop-transfer" instructions with respect to the common stock (or other securities) subject to the foregoing restriction until the end of such 180 day period.

                  (c) Substitution of WorldPort Into Any WWC Agreement. Prior to the Closing of this Agreement, WorldPort shall have the right, in the place of WWC, to enter into any and all agreements, transactions or other relationships that WWC has the right to enter.

         10.      INDEMNIFICATION.

                  (a) General Indemnification Obligation of WWC and The WWC Shareholder. Subject to the limitations hereinafter provided, from and after the Closing, WWC and The WWC Shareholder will indemnify and hold harmless WorldPort and its successors and assigns (an "Indemnified WorldPort Party") against and in respect of:

                           (i) Damages. Any and all damages, losses, deficiencies, liabilities, costs and expenses (collectively, "Damages") incurred or suffered by the Indemnified WorldPort Party that result from, relate to or arise out of:

                                    (1) Any and all  liabilities and obligations
                           of WWC of any nature whatsoever, in existence as of the Closing, except for those liabilities and obligations of WWC set forth in the WWC Financial Statements or disclosed in the schedules to this Agreement;

                                    (2) Any and all  actions,  suits,  claims or
                           legal, administrative, arbitration, governmental or other proceedings or investigations against an Indemnified WorldPort Party that relate to the WWC Shareholder or WWC to the extent that the event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of the WWC Shareholder, WWC, or any director, officer, employee, agent, representative or subcontractor of WWC, except for those set forth in the WWC Financial Statements or schedules to this Agreement; or

                                    (3)   Any   misrepresentation,   breach   of
                           warranty  or   nonfulfillment  of  any  Agreement  or
                           covenant on the part of the WWC Shareholder under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to WorldPort pursuant hereto (collectively, a "misrepresentation or breach of warranty"). In determining the amount of any Damages incurred as a result of any misrepresentation or breach of warranty for purposes of this subsection, any reference to "materiality" in any representation, warranty or covenant contained in this Agreement shall be ignored.

                           (ii) Actions. Any and all actions, suits, claims, proceedings, investigations, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) (collectively, "Actions") incident to any of the foregoing.

                  (b) General Indemnification Obligation of WorldPort. Subject to the limitations hereinafter provided, from and after the Closing, WorldPort will reimburse, indemnify and hold harmless WWC and the WWC Shareholder and their successors and assigns (an "Indemnified WWC Party") against and in respect of:

                           (i) Damages. Any and all damages incurred or suffered
                  by any Indemnified WWC Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any Agreement or covenant on the part of WorldPort under this Agreement or any other document delivered by WorldPort pursuant to this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to WWC or the WWC Shareholder pursuant hereto or thereto; and

                           (ii) Actions. Any and all Actions incident to any of the foregoing or to the enforcement of this subsection 10.
                  (b)(ii).

                  (c) Limitation of Indemnity. Notwithstanding any provision in this Agreement to the contrary, an Indemnifying Party (as hereinafter defined) shall not be liable to an Indemnified Party (as hereinafter defined) for indemnification under this Section 10 for:

                           (i)      Dollar Amounts Limitations.

                                    (1) Threshold Limitation.  Neither WorldPort
                           nor the WWC Shareholder shall be liable for damages or actions in an amount less than $5,000 in connection with any claim hereunder relating to a single occurrence or event, or for the first $25,000 of aggregate Damages or Actions in connection with all claims hereunder; PROVIDED, HOWEVER, the limitation herein provided shall not apply to any claim by the WWC Shareholder against WorldPort for failure to pay the full amount of the purchase price (including, without limitation, the distribution of WorldPort common stock as provided in the Escrow Agreement).

                                    (2) Ceiling Limitation.  Except with respect
                           to claims relating to "Intentional Misrepresentations" (as said term is hereinafter defined), no party shall be liable for damages or actions in excess of $1,000,000 in the aggregate; PROVIDED, HOWEVER, the limitation herein provided shall not apply to any claim by the WWC Shareholder against WorldPort for failure to pay the full amount of the purchase price (including, without limitation, the distribution of WorldPort common stock as provided in the Escrow Agreement).

                                    (3) Definitions.  For purposes of Subsection
                           10.(c)(i)(2), hereof, the term "Intentional Misrepresentation" shall mean the making of any representation or warranty by WWC or the WWC Shareholder which to WWC or the WWC Shareholder's knowledge at the time of making such representation or warranty is false or inaccurate in any material respects.

                           (ii) Time Limitation. It is the intention hereof that
                  all  obligations of the parties to indemnify  pursuant to this
                  Section 10 shall terminate on December 31, 1999 (the "Indemnification Termination Date") with respect to all claims for Damages and Actions, except those for which a Claim Notice (as defined below) has been received on or before the Indemnification Termination Date; and

                           (iii)  Insurance.   Neither   WorldPort  nor  the WWC
                  Shareholder shall be liable for any claim hereunder to the extent such claim is paid by any insurer.

                  (d) Method of Asserting Claims, Etc. In the event that any claim or demand is asserted against or sought to be collected from an Indemnified WorldPort Party or Indemnified WWC Party (an "Indemnified Party") by a third party, the Indemnified Party shall promptly notify the party from which indemnification is sought pursuant to paragraphs 10(a) and 10(b) above (the "Indemnifying Party") of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have twenty
         (20) days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party, (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

                           (i) Dispute of Liability.  If the Indemnifying  Party
                  disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand as provided herein), such dispute shall be resolved in accordance with section 12(m) hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Party.

                           (ii) Defense. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claims or demand, then, provided: (i) that the Indemnifying Party acknowledges that it is liable to indemnify the Indemnified Party with respect to a particular claim; and (ii) the Indemnifying Party has financial resources which are reasonably adequate to pay the amount of the claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability with respect thereto. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

                           (iii) Indemnifying Party Liability. (1) If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnifying Party or by the Indemnified Party (but no Indemnified Party shall have any obligation to defendant any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder, as provided herein, in which event such dispute shall be resolved in accordance with the dispute resolution provisions set forth in Section 12(m) hereof; (2) In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 12(m) hereof; if the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

                  (e) Payment. Upon determination of liability hereunder, the appropriate party shall pay to the other, as the case may be, within twenty (20) days after such determination, the amount of any claim for indemnification made hereunder. Upon the payment in full of any claim hereunder, then entity making payment shall be subrogated to the right of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

         11.      TERMINATION AND AMENDMENT.

                  (a)   Termination.    This  Agreement  may  be  terminated  by
         WorldPort or the WWC Shareholder at any time prior to Closing upon written notice to the other party if:

                           (i) the representations, warranties and agreements or
                  conditions of this Agreement to be complied with or performed by WWC or the WWC Shareholder (in the case of WorldPort) or WorldPort (in the case of WWC or the WWC Shareholder) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within five (5) days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

                           (ii) any governmental action is commenced to prevent the consummation of the transactions contemplated hereby; or

                           (iii) the Parties agree to terminate by mutual consent.

                  (b) Waiver. Any representations, warranties, agreements or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

         12.      MISCELLANEOUS.

                  (a) Brokers. The parties hereby represent and warrant, each to the other, that, the parties have not dealt with any brokers in connection with the transactions contemplated hereby, and that no brokerage fees or commissions are owed to any party. In the event of any allegation of any broker to the contrary, the party against which liability is sought to be imposed by such broker shall defend the same at its expense;

                  (b)    Expenses.  Each of the parties hereto will bear its own
         legal fees and other   expenses  in  connection  with  the transactions
         contemplated by this Agreement;

                  (c) Survival. All parties agree that the representations, warranties and agreements contained in this Agreement shall survive the Closing and shall thereafter remain in full force and effect, for one year from the date of Closing;

                  (d) Severability. If any term or provision of this Agreement, including the exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law;

                  (e) Notices. Any notices, requests or consents hereunder shall be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

         To WWC or The WWC Shareholder:    John W. Dalton
                                           326 5th Avenue
                                           Sealy, Texas 77474
                                           Tel: (409) 885-2622

                  With a copy to:          Andrew Shebay III
                                           One Riverway, Suite 1400
                                           Houston, TX 77056

         To WorldPort or Acquisitions:     WorldPort Communications, Inc.
                                           9601 Katy Freeway, Suite 200
                                           Houston, Texas 77024
                                           Attention: W. Dean Spies
                                           Tel: (713) 461-4999
                                           Fax : (713) 461-8098

                  With a copy to:          William C. Gibbs
                                           Snell & Wilmer L.L.P.
                                           111 East Broadway, Suite 900
                                           Salt Lake City, UT 84111


         except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

                  (f) Entire Agreement. This Agreement, including the exhibits and documents referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by all parties hereto or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. Any paragraph headings or table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

                  (g) Binding Effect. This Agreement shall inure to the benefit of and be binding upon all parties hereto and their respective successors, but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors;

                  (h) Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

                  (i) Press Releases. Each party agrees that, unless approved by the other parties hereto in advance and in writing, such party will not make any public announcement, issue any press release or publicly confirm any statements by third parties concerning the transactions contemplated hereby, except as otherwise required by law. Further, nothing contained herein shall prevent any shareholders which are corporations or partnerships from disclosing such information as they deem necessary and advisable to their respective shareholders or partners (whether general or limited), as the case may be.

                  (j) Assignment. This Agreement may not be assigned by any party.

                  (k) Disclosure Schedule. The Disclosure Schedule referred to in this Agreement is hereby incorporated in and made a part of this Agreement.

                  (l) Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (m) Dispute Resolution. Any and all disputes arising under or involving this Agreement, directly or indirectly, or the interpretation or performance thereof, or touching upon the rights or obligations of any party hereunder, shall, if not settled by negotiation, be resolved in the manner provided below.

                           (i) Mediation Prior to submitting any matter to binding arbitration as provided herein, each party agrees to first try in good faith to resolve any dispute by mediation under the Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc.

                           (ii) Mediation Procedures. A demand for mediation shall be made in writing and served upon the other party in the same manner as otherwise provided for notice in this Agreement. Within thirty (30) days of receipt of the demand for mediation, the parties shall confer and select a mediator. The site of any mediation session shall be within the State of Texas. If (i) the parties are unable to agree upon the mediator to use within fifteen (15) days after receipt of the demand for mediation, (ii) the mediation is not undertaken in a meaningful way within thirty (30) days after such notice, or
                  (iii) any unresolved dispute remains after mediation, then any party may institute arbitration under this Section m(iii) below. In any mediation, the fees and costs of the mediator shall be borne equally by the parties to the mediation and shall be payable upon invoice from the mediator. Each party shall bear the fees and costs of its own legal counsel and witnesses.

                           (iii) Binding Arbitration.  All disputes not resolved
                  by negotiation or mediation as provided herein, shall at the written request of any party be arbitrated pursuant to the then prevailing Commercial Arbitration Rules of the American Arbitration Association. The Arbitrator shall be agreed upon by the parties or, if the parties cannot agree on the arbitrator within ten (10) business day after either party shall have requested such arbitration, the arbitrator shall be appointed by the American Arbitration Association in accordance with such Rules. The arbitration shall take place in Texas. The arbitrator shall have the right to award or include in his award any relief which he deems proper in the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues, or accountings presented or pled to the arbitrator; that it shall be made and shall promptly be payable in U.S. dollars free of any tax, deduction or offset (with respect to monetary awards) and that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include interest from the date of any damages incurred for breach or other violation of this Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrator. The costs of any such arbitration, including without limitation the administrative fee, arbitrator's fee, attorneys' fees, fees of expert witnesses, and travel expenses shall be borne by the losing party. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award or an order of enforcement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date set forth below.

                           WORLDPORT COMMUNICATIONS, INC.

By: /s/Dean Spies                                       Date: April 20, 1997
   -----------------------------------
Its: Chief Executive Officer
   -----------------------------------


The WWC Shareholder:


/s/ John W. Dalton                                      Date: April 20, 1997
--------------------------------------
John W. Dalton



THE WALLACE WADE COMPANY


By: /s/ John W. Dalton                                  Date: April 20, 1997
   -----------------------------------
Its: President
   -----------------------------------

WORLDPORT ACQUISITIONS, INC.


By: /s/ W. Dean Spies                                   Date: July 1, 1997
   -----------------------------------
Its: Chief Financial Officer
   -----------------------------------

                                    EXHIBIT A

                                                                  WORLDPORT'S
                                                                  COMMON SHARES
                                             PERCENT                ISSUED IN
                                        OWNERSHIP OF WWC          EXCHANGE FOR
      NAME           COMMON SHARES        COMMON SHARES            WWC SHARES

John W. Dalton         1,000                   100%                1,400,000

                                   EXHIBIT B

                                PROMISSORY NOTE

$175,000                                                          Houston, Texas
                                                                    July 1, 1997

      FOR VALUE RECEIVED, the undersigned, WORLDPORT COMMUNICATIONS, INC. ("WorldPort") promises to pay to JOHN W. DALTON ("Dalton"), or order, at 326 5th Avenue, Sealy, Texas 77474, or at such other place as may be designated in writing by Dalton, the principal sum of ONE HUNDRED SEVENTY FIVE THOUSAND and 00/100 DOLLARS ($175,000.00) in lawful money of the United States, on the following terms and conditions.

      Payment shall be made as follows:

      1. One payment of $50,000 payable ninety days after the Closing of the Agreement and Plan of Merger by and between WorldPort, WorldPort Acquisitions, Inc., The Wallace Wade Company and Dalton ("Merger Agreement"); and

      2. Two payments of $62,500 payable at the end of each of the 7th and 12th months after the Closing of the Merger Agreement.

      Upon failure to make any payment as herein provided within ten (10) days of the date due, WorldPort shall pay a late charge of $50 to compensate Dalton for the expense of handling the delinquency for any payment, regardless of any notice and cure periods ("Late Charges"). Upon the expiration of said ten (10) day period, Dalton may give WorldPort written notice of said failure to pay. If WorldPort fails to pay the unpaid installment and late fee within ten (10) days from the date of said notice, the unpaid principal balance hereof, at the option of the Dalton, shall at once become due and payable, and all past due installments and unpaid late fees shall thereafter bear interest at the rate of eighteen percent (18%) per annum, until paid ("Default Interest Rate"). The amounts specified in this paragraph are in addition to costs of enforcement and collection may be due and payable under this Note.

      WorldPort shall have the right to prepay all, or any portion, of the indebtedness owing under the Note at any time without penalty. Any prepayment hereunder shall be credited first to Late Charges and Default Interest, with the remainder of such payment being credited against the principal balance of the Note.

      If an attorney is engaged or other action taken by Dalton to enforce any provision of this Note, or as a consequence of any default, with or without the filing of any legal action or proceeding, then WorldPort shall immediately pay, on demand, all attorneys' fees and all other costs incurred by Dalton, together with interest thereon from the date of such demand until paid at the Default Interest Rate specified above.

      The acceptance of any sum less than a full installment shall not be construed as a waiver of the default in the payment of such full installment. In addition, no previous waiver and no failure or delay by Dalton in acting with respect to the terms of this Note shall constitute a waiver of any breach, default or failure of condition under this Note.

      Unless  otherwise   required   hereunder,   WorldPort  hereby  waives  the
following: presentment; demand; notice of dishonor; notice of default or delinquency; notice of protest and nonpayment; notice of cost; expenses or losses and interest therein; notice of late charges; and diligence in taking any action to collect any sums owing under this Note.

      This Note shall be construed and enforced in accordance with the laws of the State of Texas, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of Texas having proper venue and also consent to service of process by any means authorized by Texas or federal law.

      All terms and conditions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.


                                          WORLDPORT COMMUNICATIONS, INC.


                                          By /s/Dean Spies
                                             ----------------------------------
                                          Its Chief Financial Officer
                                             ----------------------------------

                                   EXHIBIT C

                               ESCROW AGREEMENT


DATED:      July 1, 1997

PARTIES: WorldPort Communications, Inc. ("WorldPort"), John W. Dalton (the "WWC Shareholder") and OTC Stock Transfer, Inc. (Escrow Agent")


                                   RECITALS

      WHEREAS, WorldPort and the WWC Shareholder have entered into that certain Agreement and Plan of Merger dated April 20, 1997 (the "Merger Agreement").

      WHEREAS, to facilitate the performance of the Merger Agreement, WorldPort shall deliver 1,400,000 shares of WorldPort's Common Stock (the "Escrowed Shares") into escrow to be held by the Escrow Agent. The Escrow Agent has agreed to hold and distribute the Escrowed Shares pursuant to the terms and conditions set forth in this Escrow Agreement (the "Agreement"). Any term used herein not otherwise defined shall have the meaning set forth in the Merger Agreement.

      WHEREAS, WorldPort and the WWC Shareholder desire to enter into this Agreement upon the terms and conditions hereinafter contained.

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, it is agreed as follows:

      1. ESCROW AGENT. WorldPort and the WWC Shareholder hereby appoint and designate OTC Stock Transfer, Inc. as Escrow Agent for the purposes set forth herein and the Escrow Agent accepts such appointment and designation.

      2. DELIVERY OF ESCROWED SHARES. Simultaneously with the execution of this Agreement by all the parties, WorldPort shall deliver to the Escrow Agent the Escrowed Shares. During the term of this Agreement, the Escrow Agent shall take no action with respect to the Escrowed Shares inconsistent with the terms of this Agreement, and shall deliver the Escrowed Shares as follows:

            a. As soon as practicable after the Closing, but in any event not later than forty five (45) days after the Closing, the WWC Shareholder will deliver to WorldPort the audited financial statements of The Wallace Wade Company for the years ending March 31, 1996, and March 31, 1997, together with the notes thereto (the "WWC Financial Statements"). Upon the WWC Shareholder's delivery to

            WorldPort of the WWC Financial Statements, and notice of the delivery given to the Escrow Agent by WorldPort, 500,000 shares of the Escrowed Shares shall be delivered to the WWC Shareholder. In the event the WWC Financial Statements are not delivered to WorldPort within forty five (45) days after the Closing, the Escrow Agent shall return 500,000 shares of the Escrowed Shares to WorldPort for cancellation.

            b. In the event WorldPort enters into a formal business relationship with EQUANT which is approved and acceptable to WorldPort's Board of Directors, Escrow Agent shall, upon notice from WorldPort, deliver 700,000 shares of the Escrowed Shares to the WWC Shareholder. If WorldPort does not enter into such a formal business relationship identified in this Section 2(b) by December 31, 1997, the Escrow Agent shall return 700,000 shares of the Escrowed Shares to WorldPort for cancellation.

            c. In the event WorldPort enters into a formal business relationship with one or more debit card/pre-paid calling card service providers, or one or more long distance service carriers or resellers, that results in commitments to WorldPort of (i) gross revenues in excess of $700,000 per month or (ii) gross margins of $50,000 per month, Escrow Agent shall, upon notice from WorldPort, deliver 200,000 shares of the Escrowed Shares to the WWC Shareholder. If WorldPort does not enter into such a formal business relationship identified in this Section 2(c) by December 31, 1997, the Escrow Agent shall return 200,000 shares of the Escrowed Shares to WorldPort for cancellation.

      3. INSTRUCTIONS TO ESCROW AGENT REGARDING RELEASE OF ESCROWED SHARES. Escrow Agent shall release the Escrowed Shares to the WWC Shareholder upon receipt of written instructions from WorldPort that the conditions contained above have been satisfied.

      4. VOTING OF SHARES. So long as the Escrowed Shares are held in Escrow, the WWC Shareholder shall not be entitled to exercise any rights of ownership with respect to the Escrowed Shares.

      5. ESCROW AGENT'S COMPENSATION AND EXPENSES. For its services hereunder, the Escrow Agent shall be entitled to be reimbursed for all out of pocket expenses incurred by it in connection with the performance of its duties under this Agreement. The expenses of the Escrow Agent shall be paid by the WWC Shareholder.

      6. ESCROW AGENT'S LIABILITY. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which the Escrow Agent may in good faith do or refrain from doing in connection herewith, or for any negligence other than its gross negligence; no liability shall be incurred by the Escrow Agent, if, in the event of any dispute or question as to its duties or obligations hereunder, it acts in accordance with Paragraph 7. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper parties and shall incur no liability in so acting. WorldPort and the WWC Shareholder shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from any and all loss, damage, or liability, and all expenses (including without limitation, reasonable legal costs and fees) except to the extent arising out of the gross negligence or bad faith of the Escrow Agent, incurred, arising out of, or in connection with, its entering into or performing its duties pursuant to this Agreement.

      7. DISPUTES. In the event of a dispute concerning the subject matter of this Agreement such that the Escrow Agent deems it necessary for its protection, the Escrow Agent may (i) deposit the Escrowed Shares, together with any notices received by it, into a court of competent jurisdiction until such time as a civil action shall have been finally concluded determining any rights hereunder,
(ii) appoint a new escrow agent, or (iii) at its discretion at any time, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction to determine its rights and the rights of WorldPort and the WWC Shareholder.

      8. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be given to the Escrow Agent at 231 East 2100 South, Suite 3, Salt Lake City, Utah 84115, fax (801) 486-0562, Attention: Carolyn Simpson. All notices, requests, demands, other communications and deliveries pursuant to this Agreement shall be made as follows:

      If to WorldPort:              WorldPort Communications, Inc.
                                    9601 Katy Freeway, Suite 200
                                    Houston, Texas 77024
                                    Attention: W. Dean Spies
                                    Tel: (713) 461-4999
                                    Fax: (713) 461-8098

      If to the WWC Shareholder:
                                    John W. Dalton
                                    326 5th Avenue
                                    Sealy, Texas 77474
                                    Tel: (409) 885-2622


      or to such other address as a party may have furnished to the others in writing. Communications shall be effective only when received.

      9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one instrument.

      10. BINDING EFFECT; GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Texas, and shall be binding upon and inure to the benefit of the parties and their successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                         WORLDPORT COMMUNICATIONS, INC.


                                    By:  /s/Dean Spies
                                    Its: Chief Financial Officer


                                    JOHN W. DALTON


                                    By:  /s/John W.Dalton
                                    Its: President


                                    ESCROW AGENT

                                    OTC Stock Transfer, Inc.


                                    By:  /s/Carolyn Simpson
                                    Its: President

                                    EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT


           THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of July 1, 1997, is entered into by and among WORLDPORT COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and JOHN W. DALTON, an individual (the "Holder").

                               R E C I T A L S:

           A. Simultaneously with the execution and delivery of this Agreement, the Holder is acquiring up to 1,400,000 shares of the Company's Common Stock, $ .0001 par value per share (the "Shares"), pursuant to the provisions, terms, and conditions contained in that certain Agreement and Plan of Merger dated April 20, 1997 by and among WorldPort Communications, Inc., WorldPort Acquisitions, Inc., John W. Dalton, and The Wallace Wade Company (the "Merger Agreement"); and

           B. The Company desires to grant to the Holder certain registration rights as set forth herein with respect to the Shares.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           1.    Registration Rights.

                 1.1 Piggyback Registration. If at any time after receipt of shares by Holder the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a registration statement approved by the Board of Directors on Form S-4 or S-8, or such amended or alternative form for Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify Holder and include in such registration statement any or all of the Shares Holder has received as Holder may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

                 1.2 One-Time Demand Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained above in Section 2(a), the Stockholder shall have the one time right, commencing eighteen (18) months from the date of Closing of the Merger Agreement, to request a registration on Form S-3 (such requests shall be in writing and shall state the number of Shares to be disposed of and the intended methods of disposition of such Shares), provided, however, that the Company shall not be obligated to effect any such registration if (i) a Form S-3 registration is unavailable, (ii) the Stockholder, together with the Holder of any other securities of the Company entitled to inclusion in such registration, propose to sell Shares (if any) on Form S-3 at an aggregate price to the public of less than $3.00; (iii) there has been more than two registrations by the Company on Form S-3 in the previous 12-month period; or
(iv) the Board of Directors of the Company determines that such Form S-3 registration would be seriously detrimental to the Company, in which case such registration may be delayed for a period not to exceed 60 days. The rights of the Stockholder to demand registration under this paragraph shall expire upon the filing of the S-3 Registration Statement by the Company after the initial demand made by the Stockholder.

                 1.3  Registration  Procedures.  If, pursuant to Sections 1.1 or
1.2 hereof, the Company is required to include any Shares in a registration statement proposed to be filed, the Company will, as expeditiously as possible:
(a) prepare and file such registration statement under the Act on an appropriate form and use its best efforts to cause such registration statement to become effective; (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act and the Exchange Act with respect to the offer of the securities covered by such registration statement during the period required for distribution of such securities; (c) furnish to the Holder such number of copies of such registration statement and all amendments thereto and of such prospectus (including each preliminary, amended or supplemental prospectus) as such Holder may reasonably request in order to facilitate the sale or transfer of the securities covered by such registration statement; (d) use its best efforts to register or qualify the securities covered by any such registration statement in such jurisdictions as such Holder may reasonably request; (e) furnish, at the request of Holder, on the date that such Shares are delivered to the underwriters for sale pursuant to such registration or, if such Shares are not being sold through underwriters, on the date such registration statement becomes effective (i) an opinion, dated such date, in a form customary to such transactions, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to Holder making such request, reasonably acceptable in form and substance to such underwriter and Holder and (ii) a letter, dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and Holder, stating that they are independent certified public accountants within the meaning of the Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto (including, in each case, documents incorporated by reference thereto), comply as to form in all material respects with the applicable accounting requirements of the Act; such opinion of counsel shall additionally cover such other legal matters with respect to the registration statement and the Company as the underwriters, if any, or Holder may reasonably request; and such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration statement and the Company as the underwriters, if any, or Holder may reasonably request; (f) use its best efforts to keep such registration and qualification effective until all exercises, sales and distributions contemplated by the requests made pursuant to Section 1.1 or 1.2 hereof shall have been completed, but not in any event for a period in excess of nine (9) months; and (g) pay all expenses incurred by Holder and the Company in complying with this Section 1.3, including without limitation (i) all registration and filing fees; (ii) all printing expenses;
(iii) all fees and disbursements of counsel and independent public accountants for the Company and Holder; (iv) all Blue Sky fees and expenses (including fees and expenses of counsel in connection with Blue Sky surveys); and (v) the entire expense of any special audits incident to or required by any such registration.

                 1.4 Certain Conditions to Registration. The right of Holder to have any Registrable Shares included in any registration statement pursuant to the provisions of Section 1.1 or Section 1.2 hereof shall be subject to the following further conditions: (a) should the request for registration be pursuant to Section 1.1, and should the registration statement proposed by the Company relate to an underwritten offering of securities of the Company, and should the managing underwriter for the Company render an opinion to the effect that such registration of all or a part of the Shares would materially impair the Company's ability to sell the securities being registered by the Company, then Holder shall be entitled to participate pro rata with all other stockholder entitled to registration rights ("Other Stockholder") based upon the number of shares owned by or issuable to Holder and each Other Stockholder in the maximum amount of shares that such underwriter determines may be sold without such impairment; (b) Holder shall furnish to the Company in writing such information and documents as, in the opinion of counsel to the Company, may be reasonably required to properly prepare and file such registration statement in accordance with applicable provisions of the Act; and (c) if Holder desires to sell and distribute securities over a period of time, or from time to time at the prevailing market prices pursuant to a registration statement to be filed by the Company under the Act, then Holder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Act and the Exchange Act.

                 1.5 Notices of Registration Statements, etc. The Company shall not file any registration statement under the Act covering any debt or equity securities unless it shall first have given Holder written notice thereof.

                 1.6   Indemnity.

                 (a) The Company agrees to indemnify and hold harmless Holder as seller of Shares, each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of either Section 15 of the Act or Section 20 of the Exchange
           Act) any such seller, controlling person or underwriter, from and against any losses, claims, damages or liabilities, joint or several, that any such seller, underwriter or controlling person may incur or to which any such seller, underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, or contained, on the effective date thereof, in any registration statement or final or summary prospectus included therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such seller, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not resulting in liability; provided, however, the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, final or summary prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of any such seller specifically for use in the preparation thereof.

                 (b) Holder, as seller of Shares, will indemnify and hold harmless the Company, each of its directors, each of its officers who sign or have signed said registration statement, each underwriter, each other seller and each person, if any, who controls the Company or such underwriter or seller (within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act), to the same extent as the foregoing indemnity from the Company to such seller, but only with reference to written information furnished by or omitted to be furnished by or on behalf of such seller, for use in the preparation of such registration statement, such preliminary, final or summary prospectus or such amendment or supplement, and will reimburse the Company or any such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not resulting in liability.

                 (c) Promptly after receipt by an indemnified party of notice of the commencement of any legal action against such indemnified party in respect of which indemnity or reimbursement may be sought against the indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement thereof,  and,  subject to the  provisions  hereinafter  stated,  the indemnifying party shall assume the defense of such action (including, the employment of counsel, who shall be counsel satisfactory to such indemnified party, and the payment of expenses in connection therewith). To the extent the Company and the indemnified party believe it prudent or necessary, in their good faith discretion, such indemnified party shall, in addition to the foregoing, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable to indemnify any person for any settlement of any such action effected without the consent of the indemnifying party.

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for above is due in accordance with its terms but is held by a court to be unavailable on grounds of policy or otherwise, the person or persons (individually, an "Indemnitor" and collectively, the "Indemnitors") who would otherwise have been required to indemnify any other person (the "Indemnitee") hereunder, shall contribute to the aggregate losses, claims, damages, liabilities and expenses to which any such Indemnitee may be subject in such proportion so that such Indemnitor is or such Indemnitors, collectively, are responsible for that portion represented by the percentage that the aggregate public offering price of the shares sold by such Indemnitor or Indemnitors bears to the aggregate public offering price of all shares sold in such registered offering; provided, however, that no person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) by a court of competent jurisdiction, in a final judgment, shall be entitled to contribution from any person who was not adjudged guilty of such fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another person hereunder, notify such other person, but the omission to so notify another person shall not relieve such person from any other obligation it may have hereunder or otherwise.

                 (e) The indemnification of underwriters provided for in this Section shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters.

           2.    Expenses.   Except  for underwritten discounts and commissions,
the Company shall pay any and all registration expenses.

           3. Reports Under the Exchange Act. With a view to making available to Holder the benefits of Rule 144 promulgated under the Act, the Company agrees to use its best efforts: (i) to register under Section 12 of the Exchange Act, not later than ninety (90) days after the end of the fiscal year in which the first registration statement under the Act filed by the Company is declared effective,
(ii) to file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Act or the Exchange Act and (iii) so long as Holder owns any of the Shares, to furnish in writing upon Holder's request the following information:

                 (A)   The Company's name, address and telephone number;

                 (B) The Company's Internal Revenue Service identification number;

                 (C) The Company's Commission file number;

                 (D) The number of shares of Common Stock outstanding as shown by the most recent report or statement published by the Company; and

                 (E) Whether the Company has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act during the preceding twelve
(12) months. With respect to a rule or regulation of the Commission (other than Rule 144) that may at any time permit Holder to sell Shares to the public without registration, the Company agrees to take such action as is reasonable to enable utilization of such rule.

           4. Transfer of Registration Rights. The registration rights granted hereunder may not be assigned by Holder.

           5. Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate and be of no force and effect upon (a) the closing of an underwritten public offering of the Company's Common Stock at a per share public offering price of not less than $5.00 with aggregate net proceeds to the Company of not less than $10,000,000 or (b) the expiration of five (5) years from the date hereof.

           6. "Market Standoff" Agreement. Holder agrees that if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, he will not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Holder during the period beginning seven (7) days prior to and ending one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act, provided that such agreement shall be in writing in a form satisfactory to the Company and such underwriter and provided, further, that notwithstanding the foregoing Holder shall be entitled to transfer such Common Stock or other securities to immediate family members or to a family trust. The Company may impose stop-transfer instructions with respect to the Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

           7. Modification and Waiver. The parties may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time. Any party may by an instrument in writing extend the time for or waive the performance of any of the obligations of another party or waive compliance by another party with any of the provisions contained herein. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later date to enforce the same. No waiver by any party of a breach of this Agreement, whether by conduct or otherwise, in any one or more instances shall be, or shall be deemed to be, a further or continuing waiver of such breach or a waiver of any condition or of any other breach of this Agreement.

           8. Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, postage prepaid (return receipt requested), to the party to whom such notice or communication is addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

           To the Company:                      WorldPort Communications, Inc.
                                                9601 Katy Freeway, Suite 200
                                                Houston, Texas 77024
                                                Tel: (713) 461-4999
                                                Fax: (713) 461-8098

                 With a copy to:                Snell & Wilmer L.L.P.
                                                Attn: Mr. William C. Gibbs, Esq.
                                                111 East Broadway, Suite 900
                                                Salt Lake City, Utah 84111
                                                Tel: (801) 237-1900
                                                Fax: (801) 237-1950

           To the Holder:                       Mr. John W. Dalton
                                                326 5th Avenue
                                                Sealy, Texas 77474
                                                Tel: (409) 885-2622


                 With a copy to:                Andrew G. Shebay, III, P.C.
                                                Attn: Mr. Andrew G. Shebay
                                                One Riverway, Suite 1400
                                                Houston, Texas 77027
                                                Tel: (713) 623-6200


           9. Gender and Number, Etc. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. "Hereof," "herein," and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole, and not to any particular paragraph or provisions, unless expressly so stated.

           10. Successors and Assigns. This Agreement shall not be assignable by any party without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

           11.   Counterparts.   This Agreement may be executed in any number of
counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

           12. Entire Agreement and Captions. This Agreement and the Merger Agreement set forth the entire understanding of the parties hereto and supersede all prior agreements, arrangements and communications, whether oral or written, between or among the parties with respect to the subject matter hereof. Captions appearing in this Agreement are for convenience of reference only and shall not be deemed to explain, limit or amplify the provisions hereof.

           13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

           14. Severability. If any provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable and if no such modification shall render it valid and enforceable then the Agreement shall be construed as if not containing such provision.

           15. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           16. No Partnership or Joint Venture. Notwithstanding anything to the contrary contained herein, nothing contained herein shall be construed as creating a partnership or joint venture relationship between the parties hereto, and the parties hereto shall be deemed to have made any elections necessary under any applicable law, rule or regulation to prevent their being considered or deemed to be a partnership or joint venture.

           17. No Impairment. The Company will not take any action, or fail to take any action, avoid or seem to avoid the observance or performance of any of the terms to be performed by the Company hereunder and the Company will at all times act in good faith to assist Holder in the carrying out of the provisions of this Agreement as may be necessary to preserve and protect the registration rights of Holder under this Agreement.

           EXECUTED and delivered on the day and year first above written.


                                          WORLDPORT COMMUNICATIONS, INC.



                                          By:  /s/Dean Spies
                                          Its: Chief Financial Officer




                                          HOLDER



                                          By: /s/John W. Dalton
                                              John W. Dalton

                                    EXHIBIT E

                               DISCLOSURE SCHEDULE


Schedule 1(f)(ii)        Business Relationship Agreement

Schedule 3(f)            Schedule of Legal Proceedings

Schedule 3(k)            Contracts

Schedule 3(m)            Employment and Other Contracts

Schedule 3(o)            Employee Matters

Schedule 3(q)            Real Property Ownership and Lease Obligations

Schedule 3(u)            Plans

Schedule 3(v)            Permits and Authorizations

Schedule 5(a) Schedule of Outstanding Subscriptions, Warrants, Options, Preemptive Rights, or Other Agreements

Schedule 5(d)            Legal Proceedings

Schedule 5(h)            Conduct of Business

Schedule 5(i)            Contracts

Schedule 5(j)            Employment and Other Contracts

Schedule 5(k)            ERISA

Schedule 5(m)            Real Property Ownership and Lease Obligations

Schedule 5(v)            Plans

                                    EXHIBIT F

                        SELLERS' REPRESENTATION LETTER


      John W. Dalton ("Dalton") hereby represents and warrants to WorldPort Communications, Inc., a Delaware corporation, ("WorldPort") in connection with that certain Agreement and Plan of Merger of even date herewith for which WorldPort and Dalton are parties, as follows:

            (a) Current Public Information. Dalton acknowledges that he has been furnished with or has acquired copies of WorldPort's most recent audited annual reports, and other publicly available documents;

            (b) Independent Investigation; Access. Dalton acknowledges that he, in making the decision to acquire WorldPort's Stock, has relied upon independent investigations made by him and his representatives, if any, and Dalton and such representative, if any, have, prior to any exchange to WorldPort, been given access and the opportunity to examine all material books and records of WorldPort, all material contracts and documents relating to this exchange and an opportunity to ask questions of, and to receive answers from WorldPort or any person acting on its behalf concerning the terms and conditions of this exchange. Dalton and his advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of WorldPort and materials relating to the exchange of WorldPort's Stock which have been requested. Dalton and his advisors, if any, have received complete and satisfactory answers to any such inquiries;

            (c) No Government Recommendation or Approval. Dalton understands that no federal or state agency has passed on or made any recommendation or endorsement of WorldPort's Stock into which it is convertible.

                              JOHN W. DALTON

July, 1 1997                  /s/ John W. Dalton
-------------                 ------------------------------------------------
        Date                        By:  John W. Dalton